UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Beginning May 24, 2016 and through May 26, 2016, Arch Therapeutics, Inc. (the “Company”) entered into a series of substantially similar subscription agreements (each a “Subscription Agreement”) with 18 accredited investors (collectively, the “Investors”) providing for the issuance and sale by the Company to the Investors, in a private placement, of an aggregate of 9,418,334 Units at a purchase price of $0.36 per Unit (the “2016 Private Placement Financing”). Each Unit consisted of a share of the Company’s common stock, par value $0.001 per share (“Common Stock” and such shares, the “Shares”), and a Series E Warrant to purchase 0.75 shares of Common Stock at an exercise price of $0.4380 per share at any time prior to the fifth anniversary of the issuance date of the Series E Warrant (the “Warrants,” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”).

The Company engaged Maxim Group LLC (“Maxim”) as its exclusive institutional investor placement agent in connection with the 2016 Private Placement Financing, and in consideration for the services provided by it, Maxim will be entitled to receive cash fees equal to 8.2% of the gross proceeds received by the Company from certain institutional investors participating in the 2016 Private Placement Financing (the “Maxim Investors”), as well as reimbursement for all reasonable expenses incurred by it in connection with its engagement. The Company received gross proceeds of approximately $3,390,600 in the aggregate, of which approximately $2,084,000 was attributable to the Maxim Investors.

The Investors included Anson Investments Master Fund LP (“Anson”), Karen Carlin, P. Timothy Connolly, CVI Investments, Inc. (“CVI”), Drake Partners Equity LLC (“Drake”), Empery Asset Master, Ltd, Empery Tax Efficient II, LP, Empery Tax Efficient, LP, Jonathan Galli, Vikas Gulati and Mirella Gulati, Hudson Bay Master Fund Ltd., Intracoastal Capital, LLC (“Intracoastal”), Keyes Sulat Revocable Trust (the “Trust”), Lorraine A. Malanga, James M. McKeone, IRA FBO Ana B Parker (“Ms. Parker”), Dr. Stephanie Plent, and Popham Management, LLC (“Popham”). Anson, Intracoastal, and CVI or their respective affiliates, were investors in the Company’s 2014 Private Placement Financing that concluded on February 4, 2014 and convertible notes offering that closed on March 13, 2015, and Anson, Ms. Carlin, Drake, Mr. Galli, Intracoastal, the Trust, Ms. Malanga, Mr. McKeone, Ms. Parker, Dr. Plent, Popham and/or their respective affiliates were investors in the Company’s 2015 Private Placement Financing that concluded on July 2, 2015.

James R. Sulat, who was appointed as a member of the Company’s Board of Directors (the “Board”) on August 19, 2015, is a co-trustee of the Trust along with his wife. In accordance with the Company’s policies governing related party transactions, Mr. Sulat disclosed his interest in the 2016 Private Placement Financing to the remaining members of the Board, all of whom were disinterested in the transaction (the “Disinterested Directors”), and recused himself from discussing or voting on matters related to the 2016 Private Placement Financing. The Disinterested Directors unanimously approved the 2016 Private Placement Financing.

On May 26, 2016 (the “Closing Date”), the Company closed the 2016 Private Placement, and entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company will be obligated, subject to certain conditions, to file with the Securities and Exchange Commission within 45 days after the closing of the 2016 Private Placement Financing one or more registration statements (any such registration statement, a “Resale Registration Statement”) to register the Shares and the Warrant Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s failure to satisfy certain filing and effectiveness deadlines with respect to a Resale Registration Statement and certain other requirements set forth in the Registration Rights Agreement may subject the Company to payment of monetary penalties.

On the Closing Date, each Investor was also issued a Warrant to purchase up to a number of shares of the Company’s Common Stock equal to 75% of the Units purchased by such Investor under such Investor’s Subscription Agreement. The Warrants will have an exercise price of $0.4380 per share, will have a term of exercise equal to five years after their issuance date, and will be exercisable immediately after their issuance; provided, however, Warrants issued to several of the Investors include an optional provision preventing the exercisability of such Warrant if, as a result of the exercise of the Warrant, the holder, together with its affiliates and any other persons whose beneficial ownership of Company Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than 4.99% of the Company’s Common Stock (the “Ownership Limitation”). The holder, upon notice to the Company, may increase or decrease the Ownership Limitation; provided that (i) the Ownership Limitation may only be increased to a maximum of 9.99% of the Company’s Common Stock; and (ii) any increase in the Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice. The number of shares of the Company’s Common Stock into which each of the Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise).

The issuance and sale of the Shares, Warrants and Warrant Shares (collectively, the “Securities”) has not been, and will not upon issuance be, registered under the Securities Act, and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities will be issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated under Securities Act based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act; that it is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to the Investors; and the Securities will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Securities.

The foregoing description of the Subscription Agreements, Warrants and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the copies of the form of Subscription Agreement, form of Warrant, and Registration Rights Agreement filed herewith as Exhibits 10.1, 10.2, and 10.3 respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On May 27, 2016, the Company issued a press release announcing the 2016 Private Placement Financing. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibit

(d) Exhibits

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of Series E Warrants
10.3	Registration Rights Agreement
99.1	Press Release issued by Arch Therapeutics, Inc. on May 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: June 2, 2016	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer

Exhibit List

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of Series E Warrants
10.3	Registration Rights Agreement
99.1	Press Release issued by Arch Therapeutics, Inc. on May 27 2016

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